Contact Info:Arron K. Sutherland, President and CEO

Illinois Casualty Company

(309) 732-0105

arrons@ilcasco.com

225 20th Street, Rock Island, IL  61201

ICC Holdings, Inc. Reports 2020 First Quarter Results

FOR IMMEDIATE RELEASE:  5/11/2020

Rock Island, IL – May 11, 2020 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported preliminary, unaudited results for the first quarter ended March 31, 2020.

FIRST QUARTER ENDED MARCH  31, 2020 – FINANCIAL RESULTS

Net loss totaled $1,973,000 or $0.65 per share for the first quarter of 2020, compared to net earnings of $289,000 or $0.10 per share for the first quarter of 2019. Additionally, book value per share increased 3.9% to $19.00 at March 31, 2020 from $18.28 at March 31, 2019.

Direct premiums written decreased by $464,000, or 3.0%, to $14,795,000 for the first quarter of 2020 from $15,259,000 for the same period in 2019 primarily from re-underwriting certain MN based risks. Net premiums earned grew by 4.6% to $13,014,000 for the first quarter of 2020 from $12,446,000 for the same period in 2019.

For the first quarter of 2020, the Company ceded to reinsurers $2,394,000 of earned premiums, compared to $2,847,000 of earned premiums for the first quarter of 2019, with the primary difference being the additional reinstatement premium incurred in 2019 related to the polar vortex.

For the three months ended March 31, 2020, net realized investment gains net of other-than-temporary impairment losses, increased by $143,000 to $96,000 from losses of $47,000 for the same period in 2019.

Net investment income increased by $40,000, or 5.0%,  to $835,000 for the first quarter of 2020, as compared to $795,000 for the same period in 2019.

Losses and settlement expenses decreased by $1,765,000, or 18.4%, to $7,842,000 for the first quarter of 2020, from $9,607,000 for the same period in 2019.  The primary diver was higher property losses experienced during the first quarter of 2019 relating to the polar vortex. At March 31, the Company has received 717 claims for business interruption related to Covid-19. Base on policy language, the Company does not anticipate that coverage will be triggered for these property claims requiring loss payment.

Policy acquisition costs and other operating expenses decreased by $85,000, or 1.8%, to $4,765,000 for the first quarter of 2020 from $4,850,000 for the same period in 2019.

Total assets increased by 1.0% from $163,004,000 at December 31, 2019, to $164,557,000 at March 31, 2020.  Our investment portfolio, which consists of fixed income securities, common stocks,  preferred stock, property held for investment, and other invested assets, decreased by 1.9% from $111,768,000 at December 31, 2019, to $109,608,000 at March 31, 2020.

FIRST QUARTER ENDED MARCH  31, 2020 – FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 60.3% first quarter ended March 31, 2020,  compared with 77.2% in the same period of 2019

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 36.6% in the first quarter ended March 31, 2020,  compared to 39.0% in the same period of 2019.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 96.9% in the first quarter ended March 31, 2020,  compared to 116.2% in the same period of 2019, respectively.

MANAGEMENT COMMENTARY

“The first quarter of 2020 brought significant changes to our employees, business partners and most certainly to our insureds. The food and beverage industry was one of the first industries impacted by Covid-19. Fortunately, ICCH was able to develop and implement a quick comprehensive response plan  beginning with the cessation of all policyholder billing for a 30-day period and reallocating those amounts across the remaining policy period. While this action was a welcome gesture by our customers, it did create a cash drain. To offset the adverse impact this would have on our insurance operations liquidity, the Company utilized its relationship with the Federal Home Loan Bank of Chicago to infuse $6M of debt capital.

“The first quarter experience was a continuation of the positive momentum started in the 4th quarter of 2019. Year over year, the loss ratio improved 16.9 points, primarily driven by fewer and far less severe property catastrophe losses. The favorable catastrophe experience propelled the Company to a combined ratio of 96.6%. These lower losses, in conjunction with a $500k gain in net earned premiums, partially offset the unrealized losses experienced in our equity securities portfolio related to COVID-19’s impact on the overall economy.

“The Company’s ongoing focus on targeted premium rate increases and exposure reductions continues to pay dividends. Both business owners property and liquor liability produced strong underwriting gains in the first quarter. Unfortunately, market volatility from COVID-19 resulted in investment portfolio losses that created negative earnings per share. Despite these unrealized investment losses, the Company managed to recognize nearly a 4% increase in book value per share compared to the first quarter of 2019.

“Despite the challenges, the Company continues to position itself for future geographic expansion, including writing business in Arizona the first half of 2021. Ongoing efforts to refine the underwriting and pricing process, while identifying areas for expense reduction, will position the Company for long term growth and success. Overall, the Company is well-positioned to expand operations and explore future opportunities within the food and beverage industry,” stated Arron Sutherland, President and Chief Executive Officer.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion and diversification of its subsidiaries in order to maximize value to its stakeholders. The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth, product and segment expansion, regulatory approval in connection with expansion, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Investments and cash:
Fixed maturity securities (cost or amortized cost - $89,837,334 at
3/31/2020 and $88,348,415 at 12/31/2019)	$91,410,811	$92,087,572
Common stocks at fair value	10,752,130	14,448,773
Preferred stocks at fair value	1,393,890	—
Other invested assets	1,699,831	877,900
Property held for investment, at cost, net of accumulated depreciation of
$362,934 at 3/31/2020 and $332,218 at 12/31/2019	4,351,571	4,353,713
Cash and cash equivalents	9,006,019	6,626,585
Total investments and cash	118,614,252	118,394,543
Accrued investment income	695,769	646,504
Premiums and reinsurance balances receivable, net of allowances for
uncollectible amounts of $100,000 at 3/31/2020 and 12/31/2019	22,223,496	22,368,526
Ceded unearned premiums	806,586	822,818
Reinsurance balances recoverable on unpaid losses and settlement expenses,
net of allowances for uncollectible amounts of $0 at 3/31/2020 and 12/31/2019	11,318,422	11,036,170
Federal income taxes	1,381,140	192,559
Deferred policy acquisition costs, net	5,380,565	5,269,256
Property and equipment, at cost, net of accumulated depreciation of
$5,715,991 at 3/31/2020 and $5,619,706 at 12/31/2019	3,001,246	3,033,348
Other assets	1,135,653	1,239,794
Total assets	$164,557,129	$163,003,518
Liabilities and Equity
Liabilities:
Unpaid losses and settlement expenses	$58,273,656	$56,838,307
Unearned premiums	29,817,121	30,392,817
Reinsurance balances payable	352,675	374,998
Corporate debt	9,472,566	3,475,088
Accrued expenses	2,967,292	4,216,988
Income taxes - deferred	—	39,213
Other liabilities	903,432	1,324,273
Total liabilities	101,786,742	96,661,684
Equity:
Common stock[1]	35,000	35,000
Treasury stock, at cost[2]	(3,047,109)	(3,146,576)
Additional paid-in capital	32,658,165	32,703,209
Accumulated other comprehensive earnings, net of tax	1,243,090	2,953,936
Retained earnings	34,635,454	36,608,750
Less: Unearned Employee Stock Ownership Plan shares at cost[3]	(2,754,213)	(2,812,485)
Total equity	62,770,387	66,341,834
Total liabilities and equity	$164,557,129	$163,003,518

1Par value $0.01; authorized: 2020 – 10,000,000 shares and 2019 – 10,000,000 shares; issued: 2020 – 3,500,000 shares and 2019 – 3,500,000 shares; outstanding: 2020 – 3,028,287 and 2019 – 3,014,941 shares.

22020 – 196,292 shares and 2019 – 203,811 shares

32020 – 275,421 shares and 2019 – 281,248 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	March 31,
	2020	2019
Net premiums earned	$13,013,989	$12,445,914
Net investment income	835,400	795,373
Net realized investment gains (losses)	95,632	(47,426)
Net unrealized (losses) gains on equity securities	(3,689,347)	1,840,418
Other income (loss)	50,198	(53,887)
Consolidated revenues	10,305,872	14,980,392
Losses and settlement expenses	7,842,082	9,607,290
Policy acquisition costs and other operating expenses	4,764,974	4,850,186
Interest expense on debt	35,328	32,014
General corporate expenses	174,421	143,161
Total expenses	12,816,805	14,632,651
(Loss) earnings before income taxes	(2,510,933)	347,741
Income tax expense (benefit):
Current	239,036	(316,886)
Deferred	(776,673)	375,879
Total income tax (benefit) expense	(537,637)	58,993
Net (loss) earnings	$(1,973,296)	$288,748

Other comprehensive (loss) earnings, net of tax	(1,710,846)	1,474,209
Comprehensive (loss) earnings	$(3,684,142)	$1,762,957

Earnings per share:
Basic:
Basic net (loss) earnings per share	$(0.65)	$0.10
Diluted:
Diluted net (loss) earnings per share	$(0.65)	$0.10

Weighted average number of common shares outstanding:
Basic	3,016,062	2,999,068
Diluted	3,020,458	3,000,770